Exhibit 99.1

Party City Announces Second Quarter 2016 Financial Results

•	Net sales increased approximately 5% to $515 million

•	Gross margin expanded 200 basis points

•	Reported EPS improved to $0.19 from a loss of $0.20; adjusted EPS increased to $0.24 from $0.12 in 2Q15

•	Brand comparable sales increased 3.8%

ELMSFORD, N.Y., August 4, 2016 — Party City Holdco Inc. (NYSE: PRTY) today announced its financial results for the quarter ended June 30, 2016.

“Our performance this quarter reflects our strong global vertical model as well as the strength of our product category which has a steady demand and is generally unaffected by economic conditions.” said James M. Harrison, Chief Executive Officer. “On the retail side we are seeing more normalized shopping patterns driven, in part, by a strong summer/graduation season and positive customer reaction to our new advertising campaign. On the wholesale side, we are making good progress integrating our most recent acquisitions, which will continue to drive margins. Additionally, we are increasing our penetration into international markets and alternative customer channels. Based on our results for the first half of the year, we are maintaining our full year guidance.”

Highlights for the second quarter:

•	Total revenues of $519 million increased 4.8% on a reported basis or 5.4% on a constant currency basis.

•	Retail sales increased 7.3% on a reported basis (7.7% on a constant currency basis) driven by higher brand comparable sales and 33 net new Party City stores added in the past twelve months.

•	Brand comparable sales increased 3.8%, driven by strong summer/graduation sales and larger average purchase, as well as the shift of Easter Sunday (a day on which our stores are closed). In fiscal 2015 Easter Sunday fell in the second quarter while in fiscal 2016 the holiday fell in our first fiscal quarter. Year to date, as of June 30, 2016, brand comparable sales totaled 1.3%.

•	Net third-party wholesale revenues decreased 1% on a reported basis (increased 0.1% on a constant currency basis) principally due to the impact of the acquisition of 23 franchise stores in Dec ‘15/Jan ‘16 (which resulted in the associated elimination of previously reported third party sales) as well as lower sales of Grasslands Road gift products due to the de-emphasis and reorganization of this division.

•	Total gross profit margin increased 200 basis points to 40.3% of net sales, compared to 38.3% of net sales in the second quarter of fiscal 2015, primarily due to higher share of shelf and reduced product costs.

•	Wholesale share of shelf (the percentage of retail product cost of sales supplied by our wholesale operations) increased to 77.0% from 75.6% in the prior year quarter.

•	Operating expenses were slightly favorable as a percentage of revenues, and increased 4.4% over the second quarter of 2015 to $153.1 million, driven primarily by retail operating expenses resulting from the higher store count and additional advertising spend. Wholesale selling expenses declined 5.9% due to cost savings related to a reorganization of our gift sales group.

•	Reported net income improved to $22.5 million compared to a loss of $23.1 million in the second quarter of fiscal 2015. The second quarter of fiscal 2015 included certain one-time items associated with the Company’s initial public offering, including: 1) a management agreement termination fee of $30.7 million paid to THL and Advent and 2) charges totaling $15.6 million associated with the redemption of notes. Net income year to date totaled $22.1 million.

•	Adjusted EBITDA increased 13.5% to $85.1 million compared to $75.0 million in the second quarter of fiscal 2015, in line with expectations.

•	Adjusted net income improved to $28.3 million, compared to $14.2 million for the second quarter of fiscal 2015. The current quarter adjusted net income includes interest savings of $9.1 million resulting from debt reduction and refinancing during 2015.

•	Reported earnings per share improved to $0.19 from a loss of $0.20. Adjusted diluted income per share improved to $0.24 compared to $0.12 in the second quarter of fiscal 2015.

•	During the quarter, the Company opened four new stores and closed five stores. At June 30, 2016, there were 730 corporate stores and 183 franchise stores for a total store count of 913, as compared to 697 corporate stores and 205 franchise stores for a total store count of 902 at June 30, 2015.

Balance sheet highlights as of June 30, 2016:

The Company ended the second quarter with $1,753 million in debt (net of cash) resulting in net debt leverage of 4.5 times and approximately $374 million in availability under its asset-based revolving credit facility.

Fiscal 2016 Outlook:

The Company is reiterating its 2016 outlook and has also included additional GAAP measures. For 2016, Party City anticipates results as follows:

•	Total revenue of $2.35 to $2.42 billion

•	Brand comparable sales to be slightly positive

•	GAAP net income of $120 to $130 million

•	GAAP diluted EPS of $1.00 to 1.08

•	Adjusted EBITDA guidance of $390 to $405 million

•	Adjusted net income of $140 to $150 million

•	Adjusted diluted EPS of $1.17 to $1.25

•	Net debt leverage below 4 times by the end of 2016

The Company has reconciled Non-GAAP outlook measures to the most directly comparable GAAP measures later in this release. See “Non-GAAP Information” and “Reconciliation of 2016 Outlook” for a more detailed explanation, including definitions of the various Non-GAAP terms used in this release.

Conference Call Information:

A conference call to discuss second quarter fiscal 2016 financial results is scheduled for today, August 4, 2016, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-201-0168 (U.S. domestic) and 647-788-4901 (international), and enter conference ID#47471306, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information:

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information:

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. (the “Company” or “Party City Holdco”) is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 900 specialty retail party supply stores (including approximately 180 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact Information

Deborah Belevan, VP of Investor Relations

(914) 784-8324

InvestorRelations@partycity.com

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,024	$42,919
Accounts receivable, net	113,919	132,287
Inventories, net	624,934	564,259
Prepaid expenses and other current assets	60,387	50,450

Total current assets	841,264	789,915
Property, plant and equipment, net	277,749	272,420
Goodwill	1,580,181	1,562,515
Trade names	567,503	568,712
Other intangible assets, net	80,990	89,157
Other assets, net	5,685	9,684

Total assets	$3,353,372	$3,292,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$138,911	$126,136
Accounts payable	149,423	111,616
Accrued expenses	137,895	146,319
Income taxes payable	9,547	8,504
Current portion of long-term obligations	14,438	14,552

Total current liabilities	450,214	407,127
Long-term obligations, excluding current portion	1,641,262	1,646,121
Deferred income tax liabilities	276,033	276,667
Deferred rent and other long-term liabilities	54,310	49,471

Total liabilities	2,421,819	2,379,386
Stockholders’ equity:
Common stock (119,329,354 and 119,258,374 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	1,193	1,193
Additional paid-in capital	906,634	904,425
Retained earnings	62,310	40,189
Accumulated other comprehensive loss	(38,584)	(32,790)

Total stockholders’ equity	931,553	913,017

Total liabilities and stockholders’ equity	$3,353,372	$3,292,403

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Net sales	$515,426	$491,206	$969,712	$949,401
Royalties and franchise fees	3,987	4,314	7,441	8,224

Total revenues	519,413	495,520	977,153	957,625
Expenses:
Cost of sales	307,865	302,863	595,632	597,137
Wholesale selling expenses	15,273	16,235	31,115	33,360
Retail operating expenses	90,615	85,229	177,324	165,543
Franchise expenses	3,574	3,530	7,137	6,989
General and administrative expenses	37,930	36,417	76,856	74,069
Art and development costs	5,676	5,179	11,053	10,456

Total expenses	460,933	449,453	899,117	887,554

Income from operations	58,480	46,067	78,036	70,071
Interest expense, net	22,781	33,397	45,433	71,876
Other (income) expense, net	(224)	48,810	(3,202)	47,389

Income (loss) before income taxes	35,923	(36,140)	35,805	(49,194)
Income tax expense (benefit)	13,408	(13,090)	13,684	(17,619)

Net income (loss)	$22,515	$(23,050)	$22,121	$(31,575)

Comprehensive income (loss)	$14,788	$(16,331)	$16,327	$(37,183)

Net income (loss) per common share-Basic	$0.19	$(0.20)	$0.19	$(0.30)

Net income (loss) per common share-Diluted	$0.19	$(0.20)	$0.18	$(0.30)

Weighted-average number of common shares-Basic	119,323,104	115,060,066	119,307,539	104,578,295
Weighted-average number of common shares-Diluted	120,323,581	115,060,066	120,232,590	104,578,295

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$22,515	$(23,050)	$22,121	$(31,575)
Interest expense, net	22,781	33,397	45,433	71,876
Income taxes	13,408	(13,090)	13,684	(17,619)
Depreciation and amortization	20,282	19,650	41,171	39,801

EBITDA	78,986	16,907	$122,409	$62,483
Non-cash purchase accounting adjustments	2,288	3,937	3,689	5,755
Management fee (a)	—	30,697	—	31,627
Restructuring, retention and severance	95	1,505	162	2,145
Refinancing charges (b)	—	15,596	—	15,596
Deferred rent (c)	3,162	2,696	5,145	4,101
Closed store expense (d)	536	307	1,956	568
Foreign currency (gains) losses, net	(2,014)	1,558	(5,178)	2,760
Equity based compensation	933	728	1,881	1,124
Undistributed non-cash loss in unconsolidated joint venture	120	126	267	35
Gain on sale of assets (e)	—	—	—	(2,660)
Corporate development expenses (f)	946	994	1,212	1,129
Other	15	(101)	57	(218)

Adjusted EBITDA	$85,067	$74,950	$131,600	$124,445

Adjusted EBITDA margin	16.4%	15.1%	13.5%	13.0%

(a)	In 2012, the Company entered into a management agreement with THL and Advent under which THL and Advent provided advice to the Company on, among other things, financing, operations, acquisitions and dispositions. Under the agreement, THL and Advent were paid an annual management fee for such services. In connection with the initial public offering, the management agreement was terminated and the Company paid THL and Advent a termination fee. Such amount was recorded in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the three months ended June 30, 2015.
(b)	The Company used proceeds from the initial public offering to redeem the Nextco Notes. The redemption required a prepayment penalty, $7,000. The Company recorded the prepayment penalty in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the three months ended June 30, 2015. Additionally, in conjunction with the redemption, the Company wrote off $8,596 of capitalized debt issuance costs and original issuance discounts related to the Nextco Notes. Such charge was recorded in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the three months ended June 30, 2015.
(c)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(d)	Charges incurred related to closing unprofitable stores.
(e)	During January 2015, the Company recorded a gain on the sale of certain assets obtained in the October 2014 acquisition of U.S. Balloon Manufacturing Co., Inc.
(f)	Third-party costs related to acquisitions (principally legal expenses).

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income (loss) before income taxes	$35,923	$(36,140)	$35,805	$(49,194)
Intangible asset amortization	3,988	4,747	8,133	9,516
Non-cash purchase accounting adjustments (c)	3,137	4,817	5,093	7,475
Amortization of deferred financing costs and original issuance discount (b)	1,270	11,377	2,544	14,451
Management fee (a)	—	30,697	—	31,627
Refinancing charges (b)	—	7,000	—	7,000
Equity based compensation	933	728	1,881	1,124
Gain on sale of assets (d)	—	—	—	(2,660)

Adjusted income before income taxes	45,251	23,226	53,456	19,339
Adjusted income tax expense (e)	16,904	9,022	20,350	8,022

Adjusted net income	$28,347	$14,204	$33,106	$11,317

Adjusted net income per common share—diluted	$0.24	$0.12	$0.28	$0.11

Weighted-average number of common shares-diluted	120,323,581	116,197,981	120,232,590	105,561,342

(a)	In 2012, the Company entered into a management agreement with THL and Advent under which THL and Advent provided advice to the Company on, among other things, financing, operations, acquisitions and dispositions. Under the agreement, THL and Advent were paid an annual management fee for such services. In connection with the initial public offering, the management agreement was terminated and the Company paid THL and Advent a termination fee. Such amount was recorded in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the three months ended June 30, 2015.
(b)	The Company used proceeds from the initial public offering to redeem the Nextco Notes. The redemption required a prepayment penalty, $7,000. The Company recorded the prepayment penalty in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the three months ended June 30, 2015. Additionally, in conjunction with the redemption, the Company wrote off $8,596 of capitalized debt issuance costs and original issuance discounts related to the Nextco Notes. Such charge was recorded in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the three months ended June 30, 2015.
(c)	On July 27, 2012, PC Merger Sub, Inc., which was our wholly-owned indirect subsidiary, merged into Party City Holdings Inc. (“PCHI”), with PCHI being the surviving entity (the “Transaction”). As a result of the Transaction, the Company applied the acquisition method of accounting and increased the value of certain property, plant and equipment. The impact of such adjustments on depreciation expense increased the Company’s expenses. These property, plant and equipment depreciation amounts are included in “Non-cash purchase accounting adjustments” for purposes of calculating “adjusted net income,” but are excluded from “Non-cash purchase accounting adjustments” for purposes of calculating adjusted EBITDA since they are included in depreciation expense.
(d)	During January 2015, the Company recorded a gain on the sale of certain assets obtained in the October 2014 acquisition of U.S. Balloon Manufacturing Co., Inc.
(e)	Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2016 OUTLOOK

(In millions)

UNAUDITED

Full year 2016
Outlook
Net income:	$120 - $130
Intangible asset amortization, net of tax:	11
Amortization of deferred financing costs and original issuance discount, net of tax:	3
Equity based compensation, net of tax:	2
Non-cash purchase accounting adjustments, net of tax:	3
Adjusted net income (a):	$140 - $150
Net income:	$120 - $130
Income taxes:	76 - 82
Interest expense, net:	90
Depreciation and amortization:	83
EBITDA:	$369 - $385
Deferred rent:	14
Foreign currency gains, net:	(5)
Equity based compensation:	3
Non-cash purchase accounting adjustments:	4
Other (b):	4
Adjusted EBITDA (a):	$390 - $405

(a)	Amounts may not total due to rounding.
(b)	Includes adjustments for corporate development and store closing expenses, among other items.

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands)

UNAUDITED

	Three Months Ended June 30,
	2016		2015
Total Revenues	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$268,863	51.8%	$254,554	51.4%
Eliminations	(129,536)	(25.0%)	(113,807)	(23.0%)

Net wholesale	139,327	26.8%	140,747	28.4%
Retail	376,099	72.4%	350,459	70.7%

Total net sales	515,426	99.2%	491,206	99.1%
Royalties and franchise fees	3,987	0.8%	4,314	0.9%

Total revenues	$519,413	100.0%	495,520	100.0%

	Six Months Ended June 30,
	2016		2015
Total Revenues	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$528,684	54.1%	$505,270	52.7%
Eliminations	(254,627)	(26.1%)	(219,600)	(22.9%)

Net wholesale	274,057	28.0%	285,670	29.8%
Retail	695,655	71.2%	663,731	69.3%

Total net sales	969,712	99.2%	949,401	99.1%
Royalties and franchise fees	7,441	0.8%	8,224	0.9%

Total revenues	$977,153	100.0%	$957,625	100.0%

	Three Months Ended June 30,
	2016		2015
Total Gross Profit	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Retail	$162,080	43.1%	$147,260	42.0%
Wholesale	45,481	32.6%	41,083	29.2%

Total	$207,561	40.3%	$188,343	38.3%

	Six Months Ended June 30,
	2016		2015
Total Gross Profit	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Retail	$286,106	41.1%	$266,736	40.2%
Wholesale	87,974	32.1%	85,528	29.9%

Total	$374,080	38.6%	$352,264	37.1%

PARTY CITY HOLDCO INC.

OPERATING METRICS

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Share of Shelf (a)	77.0%	75.6%	76.3%	73.7%

Store Count
Corporate Stores:
Beginning of period	731	693	712	693
New stores opened	4	7	6	10
Acquired	—	—	19	2
Closed	(5)	(3)	(7)	(8)

End of period	730	697	730	697
Franchise Stores:
Beginning of period	181	205	200	208
Opened	2	—	3	—
Sold to Party City	—	—	(19)	(2)
Closed	—	—	(1)	(1)

End of period	183	205	183	205

Grand Total	913	902	913	902

Brand comparable sales increase (b)	3.8%	1.2%	1.3%	3.1%

(a)	Share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations
(b)	Party City brand comparable sales include North American e-commerce sales.